United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

               November 14, 2012
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

            1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
                 New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 – Bankruptcy or Receivership

On November 14, 2012, Overseas Shipholding Group, Inc. (“OSG”) filed voluntary petitions for reorganization for itself and 180 of its subsidiaries under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The docket number for OSG is 12-20000.  OSG has filed a motion with the Bankruptcy Court seeking entry of an order that will consolidate the proceedings for its subsidiaries that have also filed Chapter 11 petitions (together with OSG, the “Debtors”) under the docket number assigned to OSG.  The Debtors will continue to operate their businesses as “debtors in possession” in the ordinary course under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On November 14, 2012, OSG issued a press release relating to the filing of the Chapter 11 petition described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Direct Financial Obligations

The filing of the voluntary petitions for relief described in Item 1.03 above (the “Voluntary Petitions”) constituted an event of default or termination event under a number of instruments and agreements relating to direct financial obligations of OSG (the “Accelerated Direct Financial Obligations”).  Any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petitions, and any creditors’ purported rights of enforcement are subject to the applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.  The material Accelerated Direct Financial Obligations include:

•	$300 million principal amount of 8.125% Senior Notes due 2018 issued under an Indenture dated March 2010 between OSG and The Bank of New York Mellon Trust Company, N.A., as Trustee;
•
$146 million principal amount of 7.500% Senior Notes due 2024 issued under a First Supplemental Indenture dated February 2004 and supplemental to an Indenture dated March 2003, each between OSG and Wilmington Trust Company, as Trustee;

•	$63.603 million principal amount of 8.750% Debentures due 2013 issued under an Indenture dated December 1993, between OSG and The Chase Manhattan Bank (National Association), as Trustee;
•
$1.489 billion of unsecured indebtedness under a $1.5 billion revolving credit facility dated February 9, 2006 (as amended), among OSG, OSG Bulk Ships, Inc., OSG International, Inc., and DnB Nor Bank ASA, New York branch, as administrative agent, which matures in February 2013;

•
$311.751 million outstanding principal balance of secured indebtedness under a term loan facility dated August 28, 2008 (as amended) among various Debtor operating subsidiaries as borrowers, OSG as guarantor and the Export-Import Bank of China, as agent, which matures in 2023;

•
$266.936 million outstanding principal balance of secured indebtedness under a term loan facility dated as of August 10, 2009 (as amended) among various Debtor operating subsidiaries as borrowers, OSG, OSG Bulk Ships, Inc., OSG International, Inc. and Rosalyn Tanker Corporation as guarantors, and Danish Ship Finance A/S, as agent, which matures in 2020; and

•
$258.825 million outstanding principal balance of secured indebtedness under a term loan agreement dated December 1, 2010 (as amended) among TI Africa Limited and TI Asia Limited, as borrowers, and ING Bank, N.V., as agent and security trustee, of which OSG has guaranteed up to fifty percent of the borrowers’ liabilities.

In addition, other Accelerated Direct Financial Obligations of OSG and the Debtors contain (i) provisions that result in the automatic and immediate acceleration of such direct financial obligations as a consequence of the filing of the Voluntary Petitions and/or (ii) cross-default, cross-termination and/or cross-acceleration provisions that may result in the acceleration of such obligations as a consequence of the acceleration of other direct financial obligations of OSG or the Debtors.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2012, NYSE Regulation, Inc. (“NYSE Regulation”) announced the immediate suspension of trading on the New York Stock Exchange (the “NYSE”) of the common stock of OSG. NYSE Regulation determined that OSG is no longer suitable for listing in light of the filing of the Voluntary Petitions, which is sufficient grounds for the commencement of delisting procedures according to Section 802.01D of the NYSE’s Listed Company Manual. In its announcement regarding the suspension, NYSE Regulation noted the uncertainty as to the timing and outcome of the bankruptcy process as well as the effect of this process on OSG’s common stockholders.

At this time OSG does not intend to take any action to appeal the NYSE’s decision and therefore, it is expected that OSG’s common stock will be delisted after completion by the NYSE of application to the Securities and Exchange Commission.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 14, 2012 Mr. John J. Ray, III, age 53, was appointed by the Board of Directors of OSG to serve as the Chief Reorganization Officer (“CRO”) of OSG.  Mr. Ray will report to and take direction from the Chairman of the Board of OSG. As CRO, Mr. Ray will provide overall leadership of OSG’s reorganization process and will assist and provide updates to OSG’s management in the design and implementation of the reorganization strategy.  In connection with the appointment of Mr. Ray, on November 1, 2012, OSG entered into an engagement letter agreement (the “Engagement Letter”) with Greylock Partners LLP (“Greylock Partners”), to provide financial and reorganization consulting services to OSG.  Mr. Ray is a Senior Managing Director and founder of Greylock Partners.

From 2004 to 2009, Mr. Ray served as Chairman of the Board and from 2005 to 2009 as the most senior officer of Enron Corporation, now known as Enron Creditors Recovery Corp (“Enron”).  Since 2009, Mr. Ray has served as Principal Officer of Nortel Networks Inc. and its U.S.-based affiliates (“Nortel”), certain of which filed for Chapter 11 bankruptcy protection.  Certain principals of RLKS Executive Solutions LLC, which has been retained as consultants to Nortel, also expect to work on OSG’s reorganization as independent contractors to Greylock Partners.  Mr. Ray joined Enron and Nortel after they began their Chapter 11 bankruptcy proceedings. None of the entities in which Mr. Ray has been principally occupied or employed over the past five years is a parent, subsidiary or other affiliate of OSG.

As provided in the Engagement Letter, OSG will pay to Greylock Partners hourly fees for services provided by individuals employed by Greylock Partners, with a retainer of $250,000. OSG will also reimburse Greylock Partners for reasonable expenses incurred in connection with the provision of its services to OSG. Either OSG or Greylock Partners may terminate the Engagement Letter upon 30 days’ notice. Mr. Ray will not be an employee of OSG, as his services will be provided through Greylock Partners as an independent contractor. Mr. Ray will be afforded indemnification and coverage under OSG’s D&O insurance policies.

There are no family relationships between Mr. Ray and any director or executive officer of OSG.

Other than Mr. Ray’s interest in the Engagement Letter, there are no other related-party transactions between OSG and Mr. Ray reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

The foregoing summary of the material terms and conditions of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

In light of the events described above in Item 1.03, the semi-annual interest payment on the 8.750% Debentures due 2013, which was scheduled to be paid on December 1, 2012, will not be paid pending the outcome of the Debtors’ Chapter 11 cases.

Additional information about OSG and the other Debtors and their Chapter 11 proceedings, including Bankruptcy Court filings and claims information, are available on the internet at http://www.kccllc.net/osg.  The Debtors expect to submit monthly operating reports to the Bankruptcy Court, which will also be available on this website.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

99.1	Press Release dated November 14, 2012.
99.2	Engagement Letter dated as of November 1, 2012, by and between Overseas Shipholding Group, Inc. and Greylock Partners, LLC.

Cautionary Statement

This report contains forward-looking statements. These statements are based on OSG management's current expectations and assumptions and are subject to a number of risks, uncertainties and other factors, many of which are beyond the control of OSG, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements – both in connection with the Chapter 11 filings OSG is announcing today and OSG's business and financial prospects. Statements about management's expectations, including about OSG’s ability to reduce its debt profile and reorganize its financial obligations, work with various constituencies, maintain its market position, generate significant cash flow, continue to operate without interruption, and definitively resolve its financial issues during the bankruptcy process, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition.  Factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements are described in OSG's Annual Report for 2011 on Form 10-K and those risks discussed in the other reports OSG files with the Securities and Exchange Commission.  OSG disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)
Date: November 15, 2012	By: /s/ James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 14, 2012.
99.2	Engagement Letter dated as of November 1, 2012, by and between Overseas Shipholding Group, Inc. and Greylock Partners, LLC.